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               IMPORTANT NOTICE TO CONTRACT OR CERTIFICATE HOLDERS

The toll free number for questions or additional information is 1-800-576-2227. Please disregard the telephone number printed on the cover letter, the Q&A Fund Merger Proxy page, the Notice of Meeting, and the first page of the enclosed Proxy Statement.